                                                                    Exhibit 10.3


                               ADVISORY AGREEMENT

                                     Between

                          HINES REIT PROPERTIES, L.P.,

                                       and

                       HINES ADVISORS LIMITED PARTNERSHIP




                            __________________, 200__

                                TABLE OF CONTENTS

                                                                                    Page
ARTICLE 1 DEFINITIONS ............................................................    1


ARTICLE 2 APPOINTMENT ............................................................    4


ARTICLE 3 DUTIES OF THE ADVISOR ..................................................    5

   3.01     Organizational and Offering Services .................................    5
   3.02     Acquisition Services .................................................    6
   3.03     Asset Management Services ............................................    7
   3.04     Shareholder Services .................................................   10

ARTICLE 4 AUTHORITY OF ADVISOR ...................................................   10

   4.01     General ..............................................................   10
   4.02     Powers of the Advisor ................................................   10
   4.03     Approval by Directors ................................................   11

ARTICLE 6 RECORDS AND FINANCIAL STATEMENTS .......................................   12


ARTICLE 7 LIMITATION ON ACTIVITIES ...............................................   12


ARTICLE 8 RELATIONSHIP WITH DIRECTORS AND OFFICERS ...............................   13


ARTICLE 9 FEES ...................................................................   13

   9.01     Acquisition Fees .....................................................   13
   9.02     Asset Management Fees ................................................   14

ARTICLE 10 EXPENSES ..............................................................   14

   10.01    General ..............................................................   14
   10.02    Reimbursement to Advisor .............................................   16
   10.03    Reimbursement to Company .............................................   16

ARTICLE 11 OTHER SERVICES ........................................................   17


ARTICLE 12 RELATIONSHIP OF ADVISOR AND COMPANY; OTHER ACTIVITIES OF THE ADVISOR ..   18

   12.01    Relationship .........................................................   18
   12.02    Time Commitment ......................................................   18
   12.03    Investment Opportunities and Allocation ..............................   19

ARTICLE 13 THE HINES NAME ........................................................   19


ARTICLE 14 TERM AND TERMINATION OF THE AGREEMENT .................................   20

   14.01    Term .................................................................   20


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
   14.02    Termination by Either Party ..........................................   20
   14.03    Termination by the Company ...........................................   20
   14.04    Termination by the Advisor ...........................................   21
   14.05    Payments on Termination and Survival of Certain Rights and Obligations   21
   14.06    Redemption of OP Units ...............................................   22

ARTICLE 15 ASSIGNMENT ............................................................   22


ARTICLE 16 INDEMNIFICATION AND LIMITATION OF LIABILITY ...........................   23

   16.01    Indemnification by the Company .......................................   23
   16.02    Indemnification by the Advisor .......................................   23
   16.03    Advisor's Liability ..................................................   24

ARTICLE 17 COMPANY ADMINISTRATION ................................................   25


ARTICLE 18 MISCELLANEOUS .........................................................   25

   18.01    Notices ..............................................................   25
   18.02    Modification .........................................................   26
   18.03    Severability .........................................................   26
   18.04    Construction .........................................................   26
   18.05    Entire Agreement .....................................................   26
   18.06    Waiver ...............................................................   26
   18.07    Gender ...............................................................   27
   18.08    Titles Not to Affect Interpretation ..................................   27
   18.09    Counterparts .........................................................   27

                               ADVISORY AGREEMENT

      This Advisory Agreement, dated as of ___________, 200__, is between Hines REIT Properties, L.P., a Delaware limited partnership, and Hines Advisors Limited Partnership, a Texas limited partnership (the "Agreement").

                               W I T N E S S E T H

      WHEREAS, the Company (as hereinafter defined) desires to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor (hereinafter defined) and to have the Advisor undertake the duties and responsibilities hereinafter set forth herein on the terms set forth in this Agreement; and

      WHEREAS, the Advisor is willing to undertake to render such services on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

      The following defined terms used in this Advisory Agreement shall have the meanings specified below:

      "Acquisition Expenses" has the meaning set forth in the Articles of Incorporation.

      "Advisor" means (i) Hines Advisors Limited Partnership, a Texas limited partnership, or (ii) any successor advisor to the Company.

      "Affiliate" has the meaning set forth in the Articles of Incorporation. For the purposes of this Agreement, the Advisor shall not be deemed to be an Affiliate of the Company, and vice versa.

      "Articles of Incorporation" means the Articles of Incorporation of the General Partner, as amended from time to time.

      "Asset" or "Assets" means any and all property (real, personal or otherwise), tangible or intangible, including interests in any Person or in joint ventures, which is owned or held by, or for the account of, the Company, whether directly or indirectly through another entity.

      "Board of Directors" means the Board of Directors of the General Partner.

      "Bylaws" means the bylaws of the General Partner, as amended from time to time.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

      "Company" means Hines REIT Properties, L.P., a Delaware limited partnership. Within the context of discussions of the operations, business and administration of the Company, the term "Company" shall mean, collectively, Hines REIT Properties, L. P. and the General Partner for the purposes of this Agreement.

      "Director" means a member of the Board of Directors of the General
Partner.

      "General Partner" means Hines Real Estate Investment Trust, Inc., a Maryland corporation and general partner of the Company.

      "Gross Proceeds" has the meaning set forth in the Articles of Incorporation.

      "Hines" means Hines Interests Limited Partnership and its Affiliates.

      "Independent Director" has the meaning set forth in the Articles of Incorporation.

      "Initial Asset Value" means (i) in the case of an Asset other than a mortgage loan, the gross purchase price of real estate investments acquired directly by the Company, including any debt attributable to such investments, or the pro rata share of the gross asset value of real estate investments held by entities in which we invest, and (ii) in the case of a mortgage loan, the total amount of the funds advanced.

      "Managing Dealer" means Hines Real Estate Securities, Inc., a Delaware corporation, or such other entity selected by the Board of Directors to act as the managing dealer for the Offering.

      "Offering" means the public offering of Shares pursuant to the Prospectus.

      "Operating Expenses" has the meaning set forth in the Articles of Incorporation.

      "Organizational and Offering Expenses" has the meaning set forth in the Articles of Incorporation.

      "Person" means an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

      "Property Manager" means Hines Interests Limited Partnership, a Texas limited partnership.

      "Property Management and Leasing Agreement" means that certain Property Management and Leasing Agreement between the Company and the Property Manager.

      "Prospectus" means the General Partner's final prospectus within the meaning of Section 2(10) of the Securities Act of 1933, as amended.

      "REIT" means a "real estate investment trust" under Sections 856 through 860 of the Code.

      "Securities" means any class or series of units or shares of the Company or the General Partner, including common shares or preferred units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

      "Selling Commissions" has the meaning set forth in the Articles of Incorporation.

      "Shares" means shares of common stock of the General Partner, par value $.001 per share.

      "Shareholders" means the registered holders of the outstanding Shares.

      "Termination Date" means the date of termination of this Agreement.

      "2%/25% Guidelines" has the meaning set forth in the Articles of Incorporation.

                                   ARTICLE 2

                                   APPOINTMENT

      The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

                                    ARTICLE 3

                              DUTIES OF THE ADVISOR

      The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its Assets. The Advisor shall, either directly or by engaging an Affiliate or third party, perform the following duties:

      3.01 Organizational and Offering Services. The Advisor shall manage and supervise:

                  (i) Development of the product offering, including the determination of the specific terms of the Securities to be offered by the General Partner and/or the Company;

                  (ii) Formation and organization of the Company, preparation of all offering and related documents, and obtaining of all required regulatory approvals of such documents;

                  (iii) Along with the Managing Dealer, approval of the participating broker dealers and negotiation of the related selling agreements;

                  (iv) Coordination of the due diligence process relating to participating broker dealers and their review of the Prospectus and other Offering and Company documents;

                  (v) Preparation and approval of all marketing materials contemplated to be used by the Managing Dealer or others in the Offering of the General Partner's Securities;

                  (vi) Along with the Managing Dealer, negotiation and coordination with the transfer agent for the receipt, collection and processing of subscription agreements, commissions, and other administrative support functions;

                  (vii) Creation and implementation of various technology and electronic communications related to the Offering of the General Partner's Securities; and

                  (viii) All other services related to organization of the Company or the Offering, whether performed and incurred by the Advisor or its Affiliates.

      3.02 Acquisition Services.

                  (i) Serve as the Company's investment and financial advisor and provide relevant market research and economic and statistical data in connection with the Company's assets and investment objectives and policies;

                  (ii) Subject to Section 4 hereof and the investment objectives and policies of the Company: (a) locate, analyze and select potential investments; (b) structure and negotiate the terms and conditions of transactions pursuant to which investments in Assets will be made; (c) acquire Assets on behalf of the Company; and (d) arrange for financing related to acquisitions of Assets;

                  (iii) Perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

                  (iv) Prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for the Directors to evaluate the proposed investments;

                  (v) Obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the Company; and

                  (vi) Negotiate and execute approved investments and other transactions.

      3.03 Asset Management Services.

                  (i) Real Estate Services:

                        (a) Investigate, select, and, on behalf of the Company,
            engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

                        (b) Negotiate and service the Company's debt facilities
            and other financings;

                        (c) Monitor applicable markets and obtain reports (which
            may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company;

                        (d) Monitor and evaluate the performance of investments
            of the Company; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company's investments;

                        (e) Coordinate with the Property Manager on its duties
            under the Property Management and Leasing Agreement and assist in obtaining all necessary approvals of major property transactions as governed by the Property Management and Leasing Agreement;

                        (f) Coordinate and manage relationships between the
            Company and any joint venture partners;

                        (g) Consult with the officers and Directors of the
            General Partner and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings;

                  (ii) Accounting and Other Administrative Services:

                        (a) Manage and perform the various administrative
            functions necessary for the management of the day-to-day operations of the Company;

                        (b) From time-to-time, or at any time reasonably
            requested by the Directors, make reports to the Directors on the Advisor's performance of services to the Company under this Agreement;

                        (c) Coordinate with the Company's independent
            accountants and auditors to prepare and deliver to the General Partner's audit committee an annual report covering the Advisor's compliance with certain material aspects of this Advisory Agreement;

                        (d) Provide or arrange for administrative services and
            items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations;

                        (e) Provide financial and operational planning services
            and portfolio management functions;

                        (f) Maintain accounting data and any other information
            requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

                        (g) Maintain all appropriate books and records of the
            Company;

                        (h) Provide tax and compliance services and coordinate
            with appropriate third parties, including independent accountants and other consultants, on related tax matters;

                        (i) Supervise the performance of such ministerial and
            administrative functions as may be necessary in connection with the daily operations of the Assets;

                        (j) Provide the Company with all necessary cash
            management services;

                        (k) Manage and coordinate with the transfer agent the
            quarterly dividend process and payments to shareholders;

                        (l) Consult with the officers and Directors of the
            General Partner and assist the Directors in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

                        (m) Provide the officers and Directors of the General
            Partner with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;

                        (n) Consult with the officers and Directors of the
            General Partner and the Board of Directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

                        (o) Perform all reporting, record keeping, internal
            controls and similar matters in a manner to allow the General Partner to comply with applicable law including the Sarbanes-Oxley Act.

      3.04 Shareholder Services.

                  (i) Manage communications with shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

                  (ii) Establish technology infrastructure to assist in providing shareholder support and service.

                                    ARTICLE 4

                              AUTHORITY OF ADVISOR

      4.01 General. All rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may from time to time deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement or the Articles of Incorporation.

      4.02 Powers of the Advisor. Subject to the express limitations set forth in this Agreement, the power to direct the management, operation and policies of the Company shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement.

      4.03 Approval by Directors.

                  (i) Notwithstanding the foregoing any investment in Assets, including any acquisition of an Asset by the Company or any investment by the Company in a joint venture, limited partnership or similar entity owning real properties, will require the prior approval of the Board of Directors. The Advisor will deliver to the Board of Directors all documents required by it to properly evaluate the proposed investment.

                  (ii) If the Articles of Incorporation require that a transaction be approved by the Independent Directors, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed investment in the Asset. The prior approval of a majority of the Independent Directors will be required for each transaction between the Company and the Advisor or its Affiliates.

                                   ARTICLE 5

                                  BANK ACCOUNTS

      The Advisor will maintain one or more bank accounts in the name of the Company and will collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company. Notwithstanding the foregoing, no funds shall be commingled with the funds of the Advisor.

                                   ARTICLE 6

                        RECORDS AND FINANCIAL STATEMENTS

      Advisor, in the conduct of its responsibilities to the Company, shall maintain adequate and separate books and records for the Company's operations in accordance with United States generally accepted accounting principles ("GAAP"), which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company's assets from theft, error or fraudulent activity. All financial statements Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP. Advisor shall maintain necessary liaison with the Company's independent accountants and shall provide such accountants with such reports and other information as the Company shall request.

                                   ARTICLE 7

                            LIMITATION ON ACTIVITIES

      Notwithstanding any provision in this Agreement to the contrary, the Advisor shall not take any action which, in its sole judgment made in good faith, would (i) adversely affect the ability of the General Partner to qualify or continue to qualify to be taxed as a REIT, (ii) subject the Company or the General Partner to regulation under the Investment Company Act of 1940, as amended, (iii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, the General Partner or their Securities, or (iv) violate the Articles of Incorporation or Bylaws. In the event an action that would violate (i) through (iv) of the preceding sentence but such action has been ordered by the Board of Directors acting on behalf of the General Partner, the Advisor shall notify the Board of Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, none of the Advisor, its Affiliates and none of their directors, officers, employees and equityholders, shall be liable to the Company, the General Partner, the Board of Directors or the Shareholders for any act or omission by such Persons or individuals, except as provided in this Agreement.

                                   ARTICLE 8

                    RELATIONSHIP WITH DIRECTORS AND OFFICERS

      Directors, officers and employees of the Advisor or any direct or indirect Affiliate of the Advisor may serve as a Director and as officers of the General Partner, except that no director, officer or employee of the Advisor or any of its Affiliates who also is a Director or officer of the General Partner shall receive any compensation from the Company or General Partner for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors.

                                   ARTICLE 9

                                      FEES

      9.01 Acquisition Fees. The Company will pay the Advisor in cash as compensation for services described in Section 3.02 an acquisition fee of 0.50% of the Initial Asset Value of each Asset or loan acquired by the Advisor as well as reimburse the Company for all out-of-pocket third-party expenses incurred by the Advisor in connection with such services as required by Article 10. The amount of such acquisition fees shall be subject to any limitations contained in the Articles of Incorporation. The Advisor shall submit an invoice to the Company following the closing or closings of each acquisition, accompanied by a computation of the fee. The fee shall be payable within ten business days after receipt of the invoice by the Company.

      9.02 Asset Management Fees. The Company will pay the Advisor in cash as compensation for services described in Section 3.03 an asset management fee in accordance with this Section 9.02 as well as reimburse the Advisor for all out-of-pocket third-party expenses incurred by the Advisor in connection with such services as required by Article 10. Subject to any limitations contained in the Articles of Incorporation, this asset management fee shall be earned monthly and the amount of this asset management fee payable by the Company to the Advisor shall equal 0.0625% multiplied by the net equity invested in real estate investments as of the end of the applicable month. The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the asset management fee for the applicable period. The asset management fee shall be payable within ten business days after receipt of the invoice by the Company.

                                   ARTICLE 10

                                    EXPENSES

      10.01 General. In addition to the compensation paid to the Advisor pursuant to Article 9 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor or Affiliates in connection with the services provided to the Company pursuant to this Agreement, including, but not limited to:

            (i) all Organizational and Offering Expenses; provided, however, that the Company shall have no obligation to reimburse such expenses until the "minimum offering" (as such term is described in the Prospectus) has been reached and provided further that the Company shall at no time reimburse the Advisor for any Organizational and Offering Expenses reimbursements pursuant to this Article 10 to the extent that such reimbursement would exceed 3.0% of Gross Proceeds;

            (ii) Acquisition Expenses incurred in connection with the selection and acquisition of Assets including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company;

            (iii) the actual out-of-pocket cost of goods and services used by the Company or the General Partner and obtained from entities not Affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of Securities;

            (iv) taxes and assessments on income or Assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;

            (v) out-of-pocket costs associated with insurance required in connection with the business of the Company or by our officers and Directors;

            (vi) all out-of-pocket expenses in connection with payments to the Board of Directors and meetings of the Board of Directors and Shareholders;

            (vii) personnel and related employment direct costs incurred by the Advisor or Affiliates in performing the services described in Sections
      3.01 and 3.04, including but not limited to salary, benefits, burdens and overhead of all employees directly involved in the performance of such services, plus all out-of-pocket costs incurred;

            (viii) out-of-pocket expenses of maintaining communications with Shareholders, including the cost of preparation, printing, and mailing annual reports and other Shareholder reports, proxy statements and other reports required by governmental entities;

            (ix) audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors;

            (x) out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances; and

            (xi) all other out-of-pocket costs necessary for the operation of the Company and its Assets incurred by the Advisor in performing its duties hereunder.

      Except as specifically provided for above in (i) and (vii) related to Organization and Offering Expenses and shareholder services expenses, the expenses and payments subject to reimbursement by the Company in this Section
10.01 do not include personnel and related direct employment or overhead costs of the Advisor or Affiliates. The Company shall also reimburse the Advisor or Affiliates of the Advisor for all expenses incurred on behalf of the Company or the General Partner prior to the execution of this Agreement.

      10.02 Reimbursement to Advisor. Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 10 shall be reimbursed to the Advisor within 10 days after the Advisor provides the Company with an invoice and supporting documentation relating to such reimbursement.

      10.03 Reimbursement to Company. The Company shall not reimburse the Advisor during any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year"), exceed the 2%/25% Guidelines for such year (the "Excess Amount"), unless the Independent Directors determine that such excess was justified, based on unusual and non-recurring factors which they deem sufficient, in which case the Excess Amount may be reimbursed. Any Excess Amount paid to the Advisor during a fiscal quarter without the Independent Directors determining that such expenses were justified shall be repaid to the Company. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines and the Independent Directors determined that such expenses were justified, there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

                                   ARTICLE 11

                                 OTHER SERVICES

      Should (i) the General Partner request that the Advisor or any director, officer or employee thereof render services for the Company other than as set forth in this Agreement or (ii) there are changes to the regulatory environment in which the Advisor or Company operates that would increase significantly the level of services performed such that the costs and expenses borne by the Advisor for which the Advisor is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under Article 10 of this Agreement would increase significantly, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

                                   ARTICLE 12

      RELATIONSHIP OF ADVISOR AND COMPANY; OTHER ACTIVITIES OF THE ADVISOR

      12.01 Relationship. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates. Nor shall this Agreement limit or restrict the right of any director, officer, employee, or equityholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall promptly disclose to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other Person.

      12.02 Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement. The Company acknowledges that the Advisor and other Affiliates of Hines and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates.

      12.03 Investment Opportunities and Allocation. The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company. In the event an investment opportunity is located, the allocation procedure set forth under the caption "Conflicts of Interest -- Competitive Activities of Hines and its Affiliates" in the Prospectus shall govern the allocation of the opportunity among the Company and Affiliates of the Advisor.

                                   ARTICLE 13

                                 THE HINES NAME

      The Advisor, Hines and their Affiliates have a proprietary interest in the name "Hines". The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name "Hines" during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain Hines or an Affiliate thereof to perform the services of Advisor, the Company (including the General Partner) will, promptly after receipt of written request from Hines, cease to conduct business under or use the name "Hines" or any derivative thereof and the Company and the General Partner shall change the name of the Company and the General Partner to a name that does not contain the name "Hines" or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word "Hines". Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "Hines" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or the General Partner.

                                   ARTICLE 14

                      TERM AND TERMINATION OF THE AGREEMENT

      14.01 Term. This Agreement shall have an initial term of one year from the date of the Agreement. This Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. Any such renewal must be approved by a majority of the Independent Directors. The General Partner (through the Independent Directors) will evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

      14.02 Termination by Either Party. This Agreement may be terminated upon 60 days' written notice without cause or penalty by either party.

      14.03 Termination by the Company. This Agreement may be terminated immediately by the Company upon (i) any fraudulent conduct, criminal conduct, willful misconduct or the negligent breach of fiduciary duty of or by the Advisor, (ii) a material breach of this Agreement by the Advisor not cured within 10 business days after the Advisor receives written notice of such breach, or (iii) an event of the bankruptcy of the Advisor or commencement of any bankruptcy or similar insolvency proceedings of the Advisor.

      14.04 Termination by the Advisor. This Agreement may be terminated immediately by the Advisor in the event of (i) the bankruptcy of the Company or commencement of any bankruptcy or similar insolvency proceedings of the Company, or (ii) any material breach of this Agreement by the Company not cured by the Company within 10 days after written notice thereof.

      14.05 Payments on Termination and Survival of Certain Rights and Obligations. Payments to the Advisor pursuant to this Section 14.05 shall be subject to the 2%/25% Guidelines to the extent applicable.

                  (i) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

                  (ii) The Advisor shall promptly upon termination:

                        (a) pay over to the Company all money collected pursuant
            to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                        (b) deliver to the Directors a full accounting,
            including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

                        (c) deliver to the Directors all assets and documents of
            the Company then in the custody of the Advisor; and

                        (d) cooperate with the Company to provide an orderly
            transition of advisory functions.

Upon the expiration or termination of this Agreement, neither party shall have any further rights or obligations under this Agreement, except that Articles 13, 16 and 18 shall survive the termination or expiration of this Agreement.

      14.06 Redemption of OP Units. In the event this Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor pursuant to Section 14.02, the Company shall, at the election of the Advisor or its Affiliates (as applicable) and at any time after the effective date of such expiration or termination, purchase all or a portion of the Units (as such term is defined in the Agreement of Limited Partnership of the Company) held by the Advisor and its Affiliates. The Company shall purchase such Units for cash, which shall be payable within 120 days after the Advisor or its Affiliates (as applicable) gives the Company written notice of its desire to sell all or a portion of the Units held by such Person to the Company. The purchase price shall be paid in cash or, at the election of the selling Person, Shares. The purchase price of each Unit shall be (i) in the event the seller elects to receive cash, the then-existing "Market Value" of such Unit, as such term is defined in the Agreement of Limited Partnership of the Company, or (ii) in the event the seller elects to receive Shares, the then-existing "REIT Shares Amount" of such Unit, as such term is defined in the Agreement of the Limited Partnership of the Company.

                                   ARTICLE 15

                                   ASSIGNMENT

      This Agreement may be assigned by the Advisor to an Affiliate with the consent of the General Partner by approval of a majority of the Independent Directors. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor.

                                   ARTICLE 16

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

      16.01 Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas, the Articles of Incorporation or

Agreement of Limited Partnership of the Company, provided that: (i) the Advisor and its Affiliates have determined that the course of conduct which caused the loss or liability was in the best interests of the Company, (ii) the Advisor and its Affiliates were acting on behalf of or performing services for the Company, and (iii) the indemnified claim was not the result of negligence, misconduct, or fraud of the indemnified person or resulted from a breach of the agreement by the Advisor. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from the General Partner or the Shareholders.

      16.02 Indemnification by the Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any of the Advisor's advice or recommendation.

      16.03 Advisor's Liability

            (i) Notwithstanding any other provisions of this Agreement, in no event shall the Company make any claim against Advisor, or its Affiliates, on account of any good faith interpretation by Advisor of the provisions of this Agreement (even if such interpretation is later determined to be a breach of this Agreement) or any alleged errors in judgment made in good faith and in accordance with this Agreement in connection with the operation of the operations of the Company hereunder by Advisor or the performance of any advisory or technical services provided by or arranged by the

      Advisor. The provisions of this Section 16.3(a) shall not be deemed to release Advisor from liability for its gross negligence.

            (ii) The Company shall not object to any expenditures made by the Advisor in good faith in the course of its performance of its obligations under this Agreement or in settlement of any claim arising out of the operation of the Company unless such expenditure is specifically prohibited by this Agreement. The provisions of this Section 16.03(b) shall not be deemed to release Advisor from liability for its gross negligence.

            (iii) IN NO EVENT WILL EITHER PARTY BE LIABLE FOR DAMAGES BASED ON LOSS OF INCOME, PROFIT OR SAVINGS OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES OF THE OTHER PARTY OR PERSON, INCLUDING THIRD PARTIES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE, AND ALL SUCH DAMAGES ARE EXPRESSLY DISCLAIMED. IN NO EVENT WILL ADVISOR'S AGGREGATE LIABILITY UNDER THIS AGREEMENT EVER EXCEED THE TOTAL AMOUNT OF FEES IT ACTUALLY RECEIVES FROM THE COMPANY PURSUANT TO ARTICLE 9.

                                   ARTICLE 17

                             COMPANY ADMINISTRATION

      The Advisor shall keep or cause to be kept complete and appropriate records and books of account for the Company. Except as otherwise expressly provided herein, such books and records shall be maintained on a basis which allows the proper preparation of the Company's financial statements and tax returns. The books and records shall be maintained at the principal office of the Company.

                                   ARTICLE 18

                                  MISCELLANEOUS

      18.01 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

             To the  Company, the General Partner or the Directors:

                      Hines REIT Properties, L.P.
                      c/o Hines Real Estate Investment Trust, Inc. 2800 Post Oak Blvd., Suite 5000
                      Houston, Texas 77056

             To the Advisor:

                      Hines Advisors Limited Partnership
                      2800 Post Oak Blvd., Suite 5000
                      Houston, Texas 77056

      Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 18.01.

      18.02 Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

      18.03 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

      18.04 Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas.

      18.05 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

      18.06 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

      18.07 Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

      18.08 Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

      18.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories


            [The remainder of this page is intentionally left blank.
                            Signature page follows.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                               Hines REIT Properties, L.P.

                               By:      Hines Real Estate Investment Trust, Inc.
                               Its:     General Partner


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------

                               Hines Advisors Limited Partnership

                               By:      Hines Advisors GP LLC
                               Its:     General Partner

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------